SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 1, 2003

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania	0-12126	23-144083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Indent. No.)

20 South Main Street, Chambersburg, PA		17201
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (717) 264-6116

N/A
(Former name or former address, if changes since last report)

Item 5.  Other Events.

On October 1, 2003, Farmers & Merchants Trust Company of Chambersburg, a wholly-owned subsidiary of Franklin Financial Services Corporation, issued a joint news release with American Home Bank, N.A., announcing the formation of Ameribanc Mortgage Group, LLC.  A copy of the news release is attached as Exhibit 99 of this report.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

The following exhibits are filed herewith:

Number	Description

99	Joint news release dated October 1, 2003 of F&M Trust Company and American Home Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL
SERVICES CORPORATION

	By:	/s/ William E. Snell, Jr.
William E. Snell, Jr., President
and Chief Executive Officer

Dated: October 1, 2003